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                                                                     Exhibit 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                            PEAK VISTA CAPITAL, INC.

KNOW ALL MEN BY THESE PRESENTS:

         That I, PATRICIA CUDD, desiring to establish a corporation under the name of PEAK VISTA CAPITAL, INC., for the purpose of becoming a body corporate under and by virtue of the laws of the State of Colorado and, in accordance with the provisions of the laws of said State, do hereby make, execute and acknowledge this certificate in writing of my intention to become a body corporate, under and by virtue of said laws.

                                    ARTICLE I

          The name of the corporation shall be: PEAK VISTA CAPITAL, INC

                                   ARTICLE II

         The nature of the business and the objects and purposes to be transacted, promoted and carried on are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

                   (a) To transact all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code.

                  (b) To manufacture, purchase or otherwise acquire and to hold, own, mortgage or otherwise lien, pledge, lease, sell, assign, exchange, transfer or in any manner dispose of, and to invest, deal and trade in and with goods, wares, merchandise and personal property of any and every class and description, within or without the State of Colorado.

                  (c) To acquire the goodwill, rights and property and to undertake the whole or any part of the assets and liabilities of any person, firm, association or corporation; to pay for the same in cash, the stock of the corporation, bonds or otherwise; to hold or in any manner dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

                  (d) To guarantee, purchase or otherwise acquire, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock, bonds or other evidences of indebtedness created by other corporations and, while the holder of such stock, to exercise all the rights and privileges of ownership, including the right to vote thereon, to the same extent as natural persons might or could do.

                  (e) To purchase or otherwise acquire, apply for, register, hold, use, sell or in any manner dispose of and to grant licenses or other rights in and in any manner deal with patents, inventions, improvements, processes, formulas, trademarks, trade names, rights and licenses secured under letters patent, copyright or otherwise.

                  (f) To enter into, make and perform contracts of every kind for any lawful purpose, with any person, firm, association or corporation, town, city, county, body politic, state, territory, government, colony or dependency thereof.


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                  (g) To borrow money for any of the purposes of the corporation and to draw, make, accept, endorse, discount, execute, issue, sell, pledge or otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable, transferable or nontransferable instruments and evidences of indebtedness, and to secure the payment thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation at the time owned or thereafter acquired.

                  (h) To lend money to, or guarantee the obligations of, or to otherwise assist the directors of the corporation or of any other corporation the majority of whose voting capital stock is owned by the corporation, upon the affirmative vote of at least a majority of the outstanding shares entitled to vote for directors.

                  (i) To purchase, take, own, hold, deal in, mortgage or otherwise pledge, and to lease, sell, exchange, convey, transfer or in any manner whatever dispose of real property, within or without the State of Colorado.

                  (j) To purchase, hold, sell and transfer the shares of its capital stock.

                  (k) To have one or more offices and to conduct any and all operations and business and to promote its objects, within or without the State of Colorado, without restrictions as to place or amount.

                  (1) To do any or all of the things herein set forth as principal, agent, contractor, trustee, partner or otherwise, alone or in company with others.

                  (m) The objects and purposes specified herein shall be regarded as independent objects and purposes and, except where otherwise expressed, shall be in no way limited or restricted by reference to or inference from the terms of any other clauses or paragraph of these Articles of Incorporation.

                  (n) The foregoing shall be constructed both as objects and powers and the enumeration thereof shall not be held to limit or restrict in any manner the general powers conferred on this corporation by the laws of the State of Colorado.

                                   ARTICLE III

         The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 55,000,000 of which 5,000,000 shall be shares of preferred stock, $.01 par value per share, and 50,000,000 shall be shares of common stock, $.001 par value per share, and the designations, preferences, limitations and relative rights of the shares of each class shall be as follows:

                  (a) Shares of Preferred Stock. The corporation may divide and issue the shares of preferred stock in series. Shares of preferred stock of each series, when issued, shall be designated to distinguish them from the shares of all other series. The Board of Directors is hereby vested with authority to divide the class of shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the Colorado Corporation Code in respect of the following:

                           (i) The number of shares to constitute such series,
                  and the distinctive designations thereof;

                           (ii) The rate and preference of dividends, if any,
                  the time of payment of dividends, whether dividends are cumulative and the date from which any dividends shall accrue;

                           (iii) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;


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                           (iv)    The amount payable upon shares in event of
                  involuntary liquidation;

                           (v) The amount payable upon shares in event of voluntary liquidation;

                           (vi) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

                           (vii) The terms and conditions upon which shares may
                  be converted, if the shares of any series are issued with the privilege of conversion;

                           (viii) Voting powers, if any; and

                           (ix) Any other relative rights and preferences of
                  shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

                  (b) Shares of Common Stock. The rights of holders of shares of common stock to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the corporation shall be subject to the preferences, limitations and relative rights of the shares of preferred stock fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the corporation providing for the issuance of one or more series of shares of preferred stock.

         The capital stock, after the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation. Any stock of the corporation may be issued for money, property, services rendered, labor done, cash advances for the corporation or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefore shall be conclusive and said stock when issued shall be fully-paid and nonassessable.

                                   ARTICLE IV

         The corporation shall have perpetual existence.

                                    ARTICLE V

         The governing board of this corporation shall be known as the Board of Directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this corporation.

         The name and post office address of the incorporator is as follows:

          Patricia Cudd                     50 South Steele Street, Suite #222
                                            Denver, Colorado 80209

         The name and post office address of the director comprising the original Board of Directors of the corporation is as follows:

          Kendall L. Dorsett                506 Paula Avenue
                                            Glendale, California 91201

          Eric W. Wagner                    4806 Fountain Avenue, #101
                                            Los Angeles, California 90029

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:


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                   (a) To manage and govern the corporation by majority vote of members present at any regular or special meeting at which a quorum shall be present unless the act of a greater number is required by the laws of the state of incorporation, these Articles of Incorporation or the Bylaws of the Corporation.

                   (b) To make, alter, or amend the Bylaws of the corporation at any regular or special meeting.

                   (c) To fix the amount to be reserved as working capital over and above its capital stock paid in.

                   (d) To authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

                   (e) To designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided by resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

         The Board of Directors shall have power and authority to sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the corporation, if in the usual and regular course of its business, upon such terms and conditions as the Board of Directors may determine without vote or consent of its shareholders.

         The Board of Directors shall have power and authority to sell, lease, exchange or otherwise dispose of all or substantially all the property or assets of the corporation, including its goodwill, if not in the usual and regular course of its business, upon such terms and conditions as the Board of Directors may determine, provided that such sale shall be authorized or ratified by the affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a shareholders' meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

         The Board of Directors shall have the power and authority to merge or consolidate the corporation upon such terms and conditions as the Board of Directors may authorize, provided that such merger or consolidation is approved or ratified by the affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a shareholders meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

         The corporation shall be dissolved upon the affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

         The corporation shall revoke voluntary dissolution proceedings upon the affirmative vote of the shareholders of at least a majority of the shares entitled to vote at a meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

                                   ARTICLE VI

         The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation of the powers conferred by law.

         No contract or other transactions of the corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by (a) the fact that any one or more of the directors or officers of this corporation is interested in or is a director or officer of such other firm or corporation; or (b) the fact that any director or officer of this corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors


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by sufficient vote thereon by directors not interested therein, to whom such fact or relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the corporation. Each person who may become a director or officer of the corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.

         The officers, directors and other members of management of this corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by the corporation's Board of Directors as evidenced by resolutions appearing in the corporation's minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own. and the provisions hereof shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by this corporation. This provision shall not be construed to release any employee of the corporation (other than an officer, director or member of management) from any duties which he may have to the corporation.

                                   ARTICLE VII

Each director and officer of the corporation shall be indemnified by the corporation as follows

         (a) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

         (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to -in Sections (a) and (b) of this Article, or in defense of


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any claim, issue or matter therein, he shall be indemnified against expenses
(including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under Section (a) or (b) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances, because he has met the applicable standard of conduct set forth in Section (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for such purpose.

         (e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized in Section (d) of this Article, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

         (f) The Board of Directors may exercise the corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

         (g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.


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                                  ARTICLE VIII

         The initial registered and principal office of said corporation shall be located at 50 South Steele Street, Suite #222, Denver, Colorado 80209, and the initial registered agent of the corporation at such address shall be Patricia Cudd.

         Part or all of the business of said corporation may be carried on in the County of Denver, or any other place in the State of Colorado or beyond the limits of the State of Colorado, in other states or territories of the United States and in foreign countries.

                                   ARTICLE IX

         Whenever a compromise or arrangement is proposed by the corporation between it and its creditors or any class of them, and/or between said corporation and its shareholders or any class of them, any court of equitable jurisdiction may, on the application in a summary way by said corporation, or by a majority of its stock, or on the application of any receiver or receivers appointed for said corporation, or on the application of trustees in dissolution, order a meeting of the creditors or class of creditors and/or of the shareholders or class of shareholders of said corporation, as the case may be, to be notified in such manner as the said court decides. If a majority in number, representing at least three-fourths in amount of the creditors or class of creditors, and/or the holders of a majority of the stock or class of stock of said corporation, as the case may be, agree to any compromise or arrangement and/or to any reorganization of said corporation, as a consequence of such compromise or arrangement, the said compromise or arrangement and/or the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding upon all the creditors or class of creditors, and/or on all the shareholders or class of shareholders of said corporation, as the case may be, and also on said corporation.

                                    ARTICLE X

         No shareholder in the corporation shall have the preemptive right to subscribe to any or all additional issues of stock and/or other securities of any or all classes of this corporation or securities convertible into stock or carrying stock purchase warrants, options or privileges.

                                   ARTICLE XI

         Meetings of shareholders may be held at any time and place as the Bylaws shall provide. At all meetings of the shareholders, one-third of all shares entitled to vote shall constitute a quorum.

                                   ARTICLE XII

         Cumulative voting shall not be allowed,

                                  ARTICLE XIII

         These Articles of Incorporation may be amended by resolution of the Board of Directors if no shares have been issued, and if shares have been issued, by affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a meeting called for that purpose, or, when authorized, when such action is ratified by the written consent of all the shareholders of the shares entitled to vote thereon.


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                                   ARTICLE XIV

         Any action for which the laws of the State of Colorado require the approval of two-thirds of the shares of any class or series entitled to vote with respect thereto, unless otherwise provided in the Articles of Incorporation, shall require for approval the affirmative vote of a majority of the shares of any class or series outstanding and entitled to vote thereon.

                                   ARTICLE XV

         No director shall be personally liable to the corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under
Section 7-5-114 of the Colorado Revised Statutes, or any amendment thereto or successor provision thereto and except for any matter in respect of which such director shall be liable by reason that he (i) has breached his duty of loyalty to the corporation or its shareholders, (ii) has not acted in good faith or, in failing to act, has not acted in good faith, (iii) has acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, has acted in a manner involving intentional misconduct or a knowing violation of law, or (iv) has derived an improper personal benefit. Neither the amendment nor repeal of this Article XV, nor the adoption of any provision of the Articles of Incorporation inconsistent with this Article XV, shall eliminate or reduce the effect of this Article XV in respect of any matter occurring, or any cause of action, suite or claim that, but for this Article XV would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

         IN TESTIMONY WHEREOF, I have hereunto set my hand on this 11th day of March, 1997, and, by my signature below, I hereby further consent to my appointment as the initial registered agent of the corporation.

                                                              Patricia Cudd

STATE OF COLORADO                                         )
                                                          ) ss.
COUNTY OF DENVER                                          )

                  I, Christa Addington, a Notary Public in and for the said county and state, hereby certify that there personally appeared before me, Patricia Cudd, who being first duly sworn, declared that he is the person who executed the foregoing document as the incorporator and the initial registered agent of the corporation, and that the statements therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 11th day of March, 1997.

My commission expires:  12/17/97.
                                                      Christa Addington
                                                      Notary Public

                             ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                            PEAK VISTA CAPITAL, INC.

      Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST:   The name of the Corporation is Peak Vista Capital, Inc.

         SECOND: The following amendment to the Articles of Incorporation was adopted on August 12, 1997, as prescribed by the Colorado Business Corporation Act. in the manner marked with an X below:

         ___ No shares, have been issued or Directors Elected - Action by Incorporators

         ___ No shares have been issued but Directors Elected - Action by Directors

         ___      Such amendment was adopted by the board of directors where shares have been issued.

          X
         ----     Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

         Article I of the Articles of Incorporation shall be amended so that, as amended, Article reads in its entirety as follows:

                                    ARTICLE I

         The name of the corporation is ZIP TOP, INC.

         THIRD:   The manner, if not set forth in such amendment. in  which any exchange. reclassification. or cancellation of issued shares provided for in the amendment shall be effected, is as follows: None.

         If these amendments are to have a delayed effective date, please list that date: Not applicable.

                       (Not to exceed ninety (90) days from the date of filing)

                       PEAK VISTA CAPITAL, INC.


                       By:
                           Roland W. Fink, Secretary

              UNANIMOUS WRITTEN CONSENT IN LIEU OF SPECIAL MEETING

                  OF THE BOARD OF DIRECTORS AND SHAREHOLDERS OF

                            PEAK VISTA CAPITAL, INC.




                                                          August 12, 1997

Pursuant to the provisions of Title 7, Article 108, Section 202, of the Colorado Revised Statutes, as amended ("C.R.S."), which provides that any action required or permitted by Title 7. Articles 101 to 117, of C.R.S., to be taken at a meeting of the board of directors of a corporation, may be taken without a meeting if all members of the board of directors consent to such action in writing, Shawn G. Sorensen, W.G. Gathings, Eric W. Wagner, Kendall L. Dorsett and Roland W. Fink (together, the "Directors" or the "Board"), being all of the Directors of Peak Vista Capital, Inc. (the "Corporation") do hereby waive any and all notice that may be required to be given with respect to a meeting of the Directors of the Corporation and do hereby take, confirm and approve the action described in the resolutions below. Pursuant to the provisions of Title 7.
Article 107, Section 104, of C.R.S., which provides that any action required or permitted by Title 7. Articles 101 to 117, of C.R.S., to be taken at a meeting of the shareholders of a corporation, may be taken without a meeting if all of the shareholders entitled to vote thereon consent to such action in writing, the aforementioned Directors together with the shareholders whose names are listed on Exhibit A attached hereto and incorporated herein by this reference, being all of the common shareholders of the Corporation. do hereby waive any and all notice that may be required to be given with respect to a meeting of the Shareholders of the Corporation and do hereby take, confirm and approve the action described in the resolutions below.

         RESOLVED, that this Corporation adopt the Articles of Amendment (the "Amendment") to the Articles of Incorporation of the Corporation in the form attached hereto as Exhibit B and incorporated herein by this reference, which Amendment provides that Article I of the Corporation's Articles of Incorporation shall be amended so that, as amended. Article I will read in its entirety as set forth below.

                                    ARTICLE I

                                      Name

         The name of the corporation is ZIP TOP, INC

                  RESOLVED, that the proper officer(s) of the Corporation be, and they hereby are, authorized and directed to file with the Secretary of State of the State of Colorado the Articles of Amendment to the Articles of Incorporation of the Corporation in the form attached hereto as Exhibit B and incorporated herein.

                  FURTHER RESOLVED, that the proper officer(s) of the Corporation be, and they are hereby, authorized and directed to take all such further action and to execute, acknowledge, deliver and/or file all such other instruments and documents in the name and on behalf of the Corporation, and under its corporate seal or otherwise, as in their judgment shall be necessary, proper or advisable in order to fully carry out the intent and to accomplish the purposes of the foregoing resolutions, the taking of which actions and the delivery and/or filing of which instruments and/or documents to be exclusive evidence of the need therefore.

         This Unanimous Written Consent in Lieu of Special Meeting of the. Board of Directors and Shareholders of the Corporation (the "Unanimous Written Consent"), when signed by all of the Directors and Shareholders of the Corporation, may be certified by any proper officer of this Corporation as having been adopted by a vote of the Directors and Shareholders of the Corporation on August 12, 1997.

         This Unanimous Written Consent may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute one document.

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                                  ZIP TOP, INC.

                  Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST:  The name of the Corporation is Zip Top, Inc.

         SECOND: The following amendment to the Articles of Incorporation was adopted on July 28, 1998, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

         ___      No shares have been issued or Directors Elected - Action by
Incorporators

         ___      No shares have been issued but Directors Elected - Action by
Directors

         ___      Such amendment was adopted by the board of directors where shares have been issued.

          X
        -----     Such amendment was adopted by a vote of the shareholders. The number of shares voted-for the amendment was sufficient for approval.

         The first paragraph of Article IIII of the Corporation's Articles of Incorporation shall be amended so that, as amended, the first paragraph of
Article IIII will read in its entirety as set forth below and, except as amended in the manner provided below, the remainder of Article III of the Articles of Incorporation will remain in full force and effect.

                                   ARTICLE III

                  The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 55,000,000 of which 5,000,000 shall be shares of preferred stock, $.01 par value per share, and 50,000,000 shall be shares of common stock, $.001 par value per share, and the designations, preferences, limitations and relative rights of the shares of each class shall be as set forth in paragraphs
         (1) and (2) below.

                  (1) At the time this Amendment becomes effective, each one share of common stock, $.001 par value per share, of the Corporation issued and outstanding at such time shall be, and hereby is, changed and reclassified into fourteen fully-paid and nonassessable shares of common stock, $.001 par value per share, of the Corporation authorized by such Amendment, with the result that the number of shares of common stock of the Corporation issued and outstanding immediately prior to the taking of effect of this Amendment is 422,000 shares of common stock, $.001 par value per share, and the number of shares of common stock of the Corporation issued and outstanding immediately following the taking of effect of this Amendment is 5,486,000 shares of common stock, $.001 par value per share. At any time after this Amendment becomes effective, each certificate representing any shares of common stock, $.001 par value per share, of the Corporation outstanding immediately prior to the taking of effect of this Amendment (collectively, the "Old Certificates") shall be exchangeable for a certificate representing shares of common stock, $.001 par value per share, of the Corporation authorized by such Amendment (collectively, the "New Certificates"), in the ratio for such reclassification stated above (i.e., 14: 1) through the surrender of such Old Certificates by the holders of record thereof to the Secretary of this Corporation at the principal office of the Corporation.


                  (2) Upon surrender for. exchange by each shareholder of an Old Certificate, the Corporation shall issue and deliver to each such shareholder a New Certificate representing fourteen shares of common stock, $.001 par value per share, of the Corporation for each one share of common stock, $.001 par value per share, of the Corporation issued and outstanding immediately prior to the taking of effect of this Amendment. The reclassification of each one issued and outstanding share of common stock, $.001 par value per share, of the Corporation into fourteen shares of common stock ' $.001 par value per share, of the Corporation shall be. deemed to occur when this Amendment becomes effective and neither the surrender of the Old Certificates nor the issuance of the New Certificates shall be a necessary condition for the effectiveness of such reclassification. Each Old Certificate shall be canceled upon its surrender and the issuance of a New Certificate evidencing such shares as so reclassified. The stated capital of this Corporation shall increase from $422 to $5,486 following the taking of effect of this Amendment.

                  THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: None.

         If these amendments are to have a delayed effective date, please list that date Not applicable.

                       (Not to exceed ninety (90) days from the date of filing)

                                               ZIP TOP, INC,



         Dated August 7, 1998                  By:
                                               Kendall L. Dorsett, Secretary

                              ARTICLES OF AMENDMENT

                                     TO THE

                           ARTICLES OF INCORPORATION,

                                       OF

                                  ZIP TOP, INC

         Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST:   The name of the Corporation is Zip Top, Inc.

         SECOND: The following amendment to the Articles of Incorporation was adopted on December 11, 1999, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

         ___      No shares have been issued or Directors Elected - Action by
 Incorporators

         ___      No shares have been issued but Directors Elected - Action by
 Directors

         ___      Such amendment was adopted by the board of directors where shares have been issued.

          X
         -----    Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

         Article I of the Articles of Incorporation shall be amended so that, as amended, Article 1 reads in its entirety as follows:

         The name of the corporation shall be: PANGEA PETROLEUM CORP.

         THIRD:   The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: None.

         If these amendments are to have a delayed effective date, please list that date: Not applicable.

         (Not to exceed ninety (90) days from the date of filing)

                                              ZIP TOP, INC.

Dated: December 15, 1998                      By:
                                                  Roland W. Fink, Secretary

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                             PANGEA PETROLEUM CORP.

         Pursuant to the provisions of the Colorado Business Corporation Act, the, undersigned corporation adapts the following Articles of Amendment to its Articles of Incorporation:

         FIRST:           The name of the Corporation is Pangea Petroleum Corp.

         SECOND: The following amendment to the Articles of Incorporation was adopted on December 11, 1998, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

         ___      No shares have been issued or Directors Elected - Action by
Incorporators

         ___      No shares have been issued but Directors Elected - Action by
 Directors

         ___      Such amendment was adopted by the board of directors where shares have been issued.

          X
        ----      Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

         The first paragraph of Article III of the Corporation's Articles of Incorporation shall be amended so that, as amended, the first paragraph of
Article IIII will read in its entirety as set forth below and, except as amended in the manner provided below, die remainder of Article III of the Articles of Incorporation will remain in full force and effect.

                                   ARTICLE III

                  The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 55,000,000 of which 5,000,000 shall be shares of preferred stock, $.01 par value per share, and 50,000,000 shall be shares of common stock, $.001 par value per share, and the designations, preferences, limitations and relative rights of the shares of each class shall be as set forth in paragraphs
         (1) and (2) below.

         (1) At the time this Amendment becomes effective, each one share of common stock, $.001 par value per share, of the Corporation issued and outstanding at such time shall be, and hereby is, changed and reclassified into three fully-paid and nonassessable shares of common stock, $.001 par value per share, of the Corporation authorized by such Amendment, with the result that the number of shares of common stock of the Corporation issued and outstanding immediately prior to the taking of effect of this Amendment is 5,908,000 shares of common stock, $.001 par value per share, and the number of shares of common stock of the Corporation issued and outstanding immediately following the taking of effect of this Amendment is 17,724,000 shares of common stock, $.001 par value per share. At any time after this Amendment becomes effective, each certificate representing any shares of common stock, $.001 par value per share, of the Corporation outstanding immediately prior to the taking of effect of this Amendment (collectively, the "Old Certificates") shall be exchangeable for a certificate representing shares of common stock, $.001 par value per share, of the Corporation authorized by such Amendment (collectively, the "New Certificates"), in the ratio for such reclassification stated above (i.e., 3:1) through the surrender of such Old Certificates by the holders of record thereof to the Secretary of this Corporation at the principal office of the Corporation.

         (2) Upon surrender for exchange, by each shareholder of an Old Certificate, the Corporation shall issue and deliver to each such shareholder a New Certificate representing three shares of common stock, $.001 par value per share, of the Corporation for each out share of common stock, $.001 par value per share, of the Corporation issued and outstanding immediately prior to the taking of effect of this Amendment. The reclassification of each one issued and outstanding share of common stock, $.001 par value per share, of the Corporation into three shares of common stock, $.001 par value per share, of the Corporation shall be deemed to occur when this Amendment becomes effective and neither the surrender of the Old Certificates nor the issuance of the New Certificates shall be a necessary condition for the effectiveness of such reclassification. Each Old Certificate shall be canceled upon its surrender and the issuance of a New Certificate evidencing such shares as so reclassified. The stated capital of this Corporation shall increase from $5,908 to $17,724 following the taking of effect of this Amendment.

         THIRD:   The manner, if not set forth in such amendment, in which
 any exchange, reclassification, or cancellation of ISSUED shares provided for in the amendment shall be effected, is as follows: None.

         If these amendments are to have a delayed effective date, please list that date: Not applicable.

                       (Not to exceed ninety (90) days from the date of filing)

                                          PANGEA PETROLEUM CORP.

Dated: December 16, 1998                  By:
                                               Roland W. Fink, Secretary